Exhibit 10.2

Execution Version

FORM OF INVESTOR AGREEMENT

April 12, 2021

This agreement (the “Investor Agreement”) is being delivered to you in connection with an understanding by and between Advaxis Inc., a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to the Securities Purchase Agreement, dated April 12, 2021, by and among the Company the certain purchasers signatory thereto (the “SPA”) pursuant to which the acquired shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”). Capitalized terms not defined herein shall have the meaning as set forth in the SPA, unless otherwise set forth herein.

The Holder agrees solely with the Company that starting at the time of the public announcement of the final pricing (the “Effective Date”) and ending at 11:59 pm (New York City time) on April 15, 2021 (such period, the “Restricted Period”), neither the Holder, nor any affiliate of such Holder which (x) had or has knowledge of the transactions contemplated by the SPA, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Shares, or (z) is subject to such Holder’s review or input concerning such affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), any shares of Common Stock of the Company, or shares of Common Stock of the Company underlying any convertible securities or options, held by the Holder on the date hereof (collectively, the “Restricted Securities”).

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of any Restricted Securities to any Person (an “Assignee”) in a transaction which does not need to be reported on the Nasdaq consolidated tape without complying with (or otherwise limited by) the restrictions set forth in this Investor Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver an agreement in the form of this Investor Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Holder and the Holder’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Investor Agreement and all Assignee Agreements.

In addition to the foregoing, the Holder acknowledges that on or about June 3, 2021, the Company intends to hold its annual meeting of stockholders (the “Meeting”) at which the Company’s stockholders of record as of April 15, 2021 (the “Record Date”) shall be asked (i) to elect six members to the Company’s Board of Directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, subject to their earlier resignation or removal; (ii) to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended to date, the “Charter”) to increase the number of authorized shares of common stock, $0.001 par value per share from 170,000,000 shares to 300,000,000 shares; (iii) to approve an amendment to the Charter to effect a reverse stock split of the Company’s common stock at a ratio determined by the Board of Directors within a range of one-for-five to one-for-fifteen, without reducing the authorized number of shares of the Company’s common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Meeting without further approval or authorization of the Company’s stockholders; (vi) to approve an amendment to the Company’s 2015 Incentive Plan (the “2015 Incentive Plan”) to increase the existing per-participant annual award limitations included therein; (v) to ratify and approve the prior amendment to the Company’s 2015 Incentive Plan, which was adopted following the 2020 Annual Meeting of Stockholders, to increase the total number of shares of common stock authorized for issuance thereunder from 877,744 shares to 6,000,000 shares; and (vi) to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2021 (clauses (i)through (vi) collectively referred to as the “Proposals”).

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The Holder, solely in its capacity as a stockholder of the Company, agrees to vote (or cause to be voted) all of the Shares of Common Stock that it either owns or that it has or shares discretion to vote as of the Record Date, at the Meeting or any adjournment thereof, and/or in any action by written consent of the stockholders of the Company, in a manner consistent with the recommendation of the Board of Directors on each of (i) the Proposals, (ii) any other matter relating to the Proposals, and (iii) any matter in which the Board of Directors of the Company recommends that stockholders approve at the Meeting. The Holder hereby agrees not to grant any proxy with respect to such shares of Common Stock or to enter into or agree to be bound by any voting trust or agreement or other arrangement of any kind that is inconsistent with the provisions of this Agreement. The Holder agrees not to revoke any such vote or change any vote once voted in a manner consistent with the recommendation of the Board of Directors on each of the Proposals.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Investor Agreement must be in writing and shall be given in accordance with the terms of the SPA; provided that with respect to any notices, consents, waivers or other communications to be made by the Company to the Holder, such notice, consent, waiver or other communication shall be delivered to the Holder at the facsimile number or e-mail address provided on the signature page hereto.

This Investor Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Investor Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Investor Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Investor Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Investor Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Investor Agreement shall be governed by the applicable provisions of the SPA.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Investor Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Investor Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The Holder acknowledges that AGP has acted as and the placement agent for the Placement. The obligations of the Holder under this Investor Agreement are several and not joint with the obligations of any other holder of any of the Shares issued under the SPA (each, an “Other Holder”) or any other holder of any of the Shares issued under the Registration Statement that is not a signatory to the SPA (each, a “Prospectus Purchaser Other Holder”) under any other agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or any Prospectus Purchaser Other Holder under any such other agreement. Nothing contained herein or in this Investor Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders or any Prospectus Purchaser Other Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders or any Prospectus Purchaser Other Holder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Investor Agreement and the Company acknowledges that the Holder and the Other Holders or any Prospectus Purchaser Other Holder are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Investor Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Investor Agreement, and it shall not be necessary for any Other Holder or any Prospectus Purchaser Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder or any Prospectus Purchaser Other Holder that purchases the Shares in the Placement settlement with respect to any restrictions on the sale of Shares substantially in the form of this Investor Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Investor Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document with terms that are materially different from this Investor Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Investor Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Investor Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

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The parties hereto have executed this Investor Agreement as of the date first set forth above.

Sincerely,

ADVAXIS, INC.

By:
Name:	Kenneth A. Berlin
Title:	President and Chief Executive Officer and Interim Chief Financial Officer

Agreed to and Accepted:
“HOLDER”

By:
Name:
Title:
Fax Number:
Email Address:

ACKNOWLEDGED:

A.G.P./Alliance Global Partners

By:
Name:	Thomas J. Higgins
Title:	Managing Director

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